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                                                                      EXHIBIT 21


                SUBSIDIARIES OF FIRST MISSISSIPPI CORPORATION

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
                                                           State of
       Company Name                                      Incorporation
       ------------                                      -------------
AMPRO Fertilizer, Inc.                                    Louisiana

Arcadian/FMF, L.L.C. (50% owned)                          Delaware

Burmar Chemical, Inc.                                     California

Callidus Technologies Inc.                                Oklahoma

Callidus Technologies International, Inc.                 Delaware

Dew Resources, Inc.                                       Florida

EKC Technology, Inc.                                      California

EKC Technology, Ltd.                                      Scotland

FCC Acquisition Corporation                               California

FEC Marketing, Inc.                                       Texas

First Chemical Corporation                                Mississippi

First Chemical Holdings, Inc.                             Mississippi

First Chemical Texas, L.P.                                Delaware

First Energy Corporation                                  Mississippi

FirstMiss Fertilizer, Inc.                                Mississippi

FirstMiss Fertilizer Limited Partnership (50% owned)      Delaware

FirstMiss Fertilizer Texas LP                             Delaware

FirstMiss, Inc.                                           Iowa

FirstMiss Steel, Inc.                                     Pennsylvania

First Mississippi Corporation Foundation, Inc.            Mississippi

FMF, Inc.                                                 Mississippi

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
                                                           State of
       Company Name                                      Incorporation
       ------------                                      -------------

FMF Barge, Inc.                                           Mississippi

FRM, Inc.                                                 Mississippi

FRM Industries, Inc.                                      Delaware

FRM International, Inc.                                   U.S. Virgin Islands

FT Chemical, Inc.                                         Texas

Industrial Insulations of Texas, Inc.                     Texas

Maxadyne Corporation                                      California

Maxadyne Corporation of Louisiana                         Louisiana

Micropel, Inc.                                            California

Mycosil, Inc.                                             California

Newminco Joint Venture (50% owned)                        N/A

OMNIRAD, INC.                                             Mississippi

Plasma Energy Corporation                                 North Carolina

Plasma Energy Technologies Corporation                    North Carolina

Plasma Processing Corporation                             Delaware

Power Sources, Inc.(50% owned)                            North Carolina

Quality Chemicals, Inc.                                   Pennsylvania

Star Corrosion & Refractory, Inc.                         Louisiana

SCE Technologies, Inc.                                    Delaware

Triad Chemical (Partnership)                              Louisiana